Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES REPORTED NET INCOME OF $10.9 MILLION AND RECORD CORE NET INCOME OF $19.8 MILLION FOR THE THIRD QUARTER OF 2014; DECLARES CASH DIVIDEND

NORWICH, NY (October 27, 2014) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended September 30, 2014 was $10.9 million, down from $27.6 million for the previous quarter, and down from $19.3 million for the same period last year.  Reported net income for the three months ended September 30, 2014 included prepayment penalties totaling $8.8 million (after taxes) related to our previously reported long-term debt restructure strategy.  Reported net income for the previous quarter ended June 30, 2014 included an $11.2 million net gain (after taxes and related incentive compensation) on the sale of our ownership interest in Springstone LLC (“Springstone”), partially offset by prepayment penalties totaling $2.9 million (after taxes) related to our long-term debt restructure strategy.  Reported earnings per diluted share for the three months ended September 30, 2014 was $0.25 as compared to $0.62 for the previous quarter and $0.44 for the same period in 2013.

Core net income for the three months ended September 30, 2014 was $19.8 million, up 3.8% from $19.1 million for the previous quarter and up 2.3% from $19.4 million for the same period in 2013.  Core diluted earnings per share for the three months ended September 30, 2014 was $0.45, up from $0.43 for the previous quarter and up from $0.44 for the same period in 2013.

Reported net income for the nine months ended September 30, 2014 was $56.6 million, up from $43.8 million for the same period last year, which included the aforementioned net Springstone gain and long-term prepayment penalties in 2014 and approximately $12.3 million in merger-related expenses in 2013.  Reported earnings per diluted share for the nine months ended September 30, 2014 was $1.28 as compared to $1.05 for the same period in 2013.

Core net income for the nine months ended September 30, 2014 was $57.3 million, up 11.3% from $51.5 million for the same period in 2013.  Core diluted earnings per share for the nine months ended September 30, 2014 was $1.29, up from $1.23 for the same period in 2013.

The reported results for the third quarter and first nine months of 2014 and 2013 both contained items which the Company considers non-core, such as gain on the sale of the Springstone equity investment, long-term debt restructure prepayment penalties, merger expenses, securities gains, and other items not considered core to our operations.

Third Quarter 2014 Highlights:

●	Core net income of $19.8 million for the third quarter of 2014 is the highest in the Company’s history

●	Net interest margin was 3.61% for the third quarter of 2014, up 1 basis point from the linked quarter as we began to realize the benefit of the debt restructure strategy completed during the third quarter

●	Completed previously disclosed long-term borrowings restructure strategy, resulting in $13.3 million in gross prepayment penalties (non-core) recognized in the third quarter of 2014 and lowered the cost of the restructured long-term funding by approximately 200 basis points

●	9% average year to date organic retail demand deposit growth

“We are extremely pleased to report that we achieved record core net income during the third quarter of 2014,” said NBT President and CEO Martin Dietrich. “We remain focused on our customers and our opportunities to promote organic growth as we continue to expand in new markets like New Hampshire and enhance the service we provide across our footprint as we deploy new technology like enhanced deposit functionality at our ATMs and through mobile deposit services. Our efforts to manage our balance sheet strategically and with a long-term focus are also essential to our efforts to continue to create long-term value for our shareholders.”

Net interest income was $63.8 million for the third quarter of 2014, up 1.9% from the previous quarter, and up 2.5% from the same period last year.  Fully taxable equivalent (“FTE”) net interest margin was 3.61% for the three months ended September 30, 2014, up from 3.60% from the prior quarter, and down from 3.65% for the third quarter of 2013.  Average interest earning assets were up $44.0 million, or 0.6%, for the third quarter of 2014 as compared to the prior quarter, driven primarily by organic loan production.  The increase in average interest earning assets was partially offset by slight rate compression on earning assets, which decreased from 3.94% during the second quarter of 2014 to 3.91% for the third quarter of 2014.  This rate compression was driven primarily by decreasing loan yields from 4.42% for the second quarter of 2014 to 4.38% for the third quarter of 2014.  As a result of the increase in average earning assets, interest income was up 1.0% for the third quarter of 2014 as compared to the prior quarter.  Average interest bearing liabilities decreased $32.9 million, or 0.6%, from the second quarter of 2014 to the third quarter of 2014.  The rates paid on interest bearing liabilities decreased by 4 basis points from the second quarter of 2014 to the third quarter of 2014.  This decrease was primarily driven by a 46 basis point decrease in the rate paid on long-term debt resulting from the aforementioned debt restructuring completed in the third quarter of 2014.  The decrease in average balances combined with the decrease in the rates paid on interest bearing liabilities resulted in an 8.7% decrease in interest expense for the third quarter of 2014 as compared to the prior quarter.

Net interest income was $187.9 million for the nine months ended September 30, 2014, up 6.7% from the same period in 2013. FTE net interest margin was 3.61% for the nine months ended September 30, 2014, down from 3.67% from the nine months ended September 30, 2013. Average interest earning assets were up $535.2 million, or 8.2%, for the nine months ended September 30, 2014 as compared to the same period in 2013. This increase was driven primarily by the acquisition of Alliance Financial Corporation (“Alliance”) in March 2013 as well as organic loan production during the past several quarters. The increase in average interest earning assets was partially offset by rate compression on earning assets, as their yield decreased from 4.16% during the nine months ended September 30, 2013 to 3.95% for the nine months ended September 30, 2014. This rate compression was driven primarily by decreasing loan yields from 4.75% for the nine months ended 2013 to 4.43% for the nine months ended September 30, 2014. As a result of the increase in average earning assets, interest income was up 3.1% for the nine months ended September 30, 2014 as compared to the same period in 2013. Average interest bearing liabilities increased $282.3 million, or 5.8%, for the first nine months of 2014 as compared to the same period in 2013. This increase was due primarily to an increase in deposits resulting from organic deposit growth as well as the aforementioned acquisition of Alliance. The rates paid on interest bearing liabilities for the first nine months of 2014 decreased by 18 basis points from the first nine months of 2013. This decrease was primarily driven by a decrease of 10 basis points in rates paid on deposits from improved funding mix as well as a 55 basis point decrease in the rate paid on long-term debt due primarily to maturity of long-term debt in the prior year, as well as the aforementioned debt restructuring in the second and third quarters of 2014.

Noninterest income for the three months ended September 30, 2014 was $26.7 million, down $19.4 million from the previous quarter, and down $0.5 million from the same period in 2013.  The decrease from the prior quarter was primarily driven by a $19.4 million gain from the previously disclosed sale of our ownership interest in Springstone recorded in the second quarter of 2014.  Excluding this gain, noninterest income for the three months ended September 30, 2014 was up $0.1 million from the previous quarter.

Noninterest income for the nine months ended September 30, 2014 was $99.0 million, up $21.1 million, or 27.0%, from the same period in 2013.  The increase from 2013 was primarily driven by the aforementioned $19.4 million gain recorded in the second quarter of 2014.  Excluding this gain, noninterest income for the nine months ended September 30, 2014 was $79.6 million, up $1.7 million, or 2.1%, from the same period in 2013.  This increase from 2013 was due primarily to increases in trust and ATM and debit card fees, due in large part to the full impact from Alliance in 2014.   These increases were partially offset by decreases in service charges on deposit accounts and net securities gains for the first nine months of 2014 as compared with the same period in 2013.  The decrease in service charges on deposit accounts from the prior year was due primarily to lower nonsufficient funds fees recorded during the first nine months of 2014 due to changes in customer behavior, improving macroeconomic conditions, and continued customer outreach and education.

Noninterest expense for the three months ended September 30, 2014 was $69.1 million, up $6.3 million from the previous quarter, and up $12.8 million from the same period in 2013.  This increase from the prior quarter and 2013 was due primarily to $13.3 million of prepayment penalties from the aforementioned strategic long-term debt restructuring in the third quarter of 2014 as compared with $4.6 million in prepayment penalties recorded during the second quarter of 2014.  Excluding these prepayment penalties, noninterest expense for the three months ended September 30, 2014 was $55.7 million, down $2.5 million, or 4.2% from the previous quarter, and down $0.6 million, or 1.0%, from the same period in 2013.  The decrease from the previous quarter was due primarily to a $2.2 million decrease in salaries and employee benefits driven by $2.5 million increase in incentive compensation related to the Springstone transaction recorded in the second quarter of 2014.

Noninterest expense for the nine months ended September 30, 2014 was $189.3 million, up $15.9 million from the same period in 2013.  Excluding the $17.9 million prepayment penalties in 2014 and the merger related expenses totaling $12.3 million in the first nine months of 2013, noninterest expense for the nine months ended September 30, 2014 was $171.4 million, up $10.3 million, or 6.4% from the same period in 2013.  This increase from the nine months ended September 30, 2013 was due primarily to 2014 including the full nine months of Alliance expenses including occupancy, salaries and employee benefits, data processing, professional fees, and equipment.  In addition, the increase in salaries and benefits in 2014 included incremental incentive compensation related to the Springstone transaction, partially offset by lower retirement plan expenses due mainly to plan asset performance and a previous plan amendment.

The effective tax rate was 33.8% for the third quarter of 2014, 33.7% for the second quarter of 2014, and 31.0% for the third quarter of 2013.  The effective tax rate was 33.4% for the nine months ended September 30, 2014, as compared to 30.7% for the first nine months of 2013.  The increases in the effective tax rate for the three and nine month periods ending September 30, 2014 were primarily due to a higher level of taxable income as a percentage of total income as compared to the same periods in 2013.

Asset Quality

Net charge-offs were $5.1 million for the third quarter of 2014, up from $4.1 million for the second quarter of 2014, and down from $6.2 million for the third quarter of 2013.  Net charge-offs to average loans for the third quarter of 2014 was 0.36%, compared to 0.30% for the previous quarter and 0.46% for the same period in 2013.  NBT recorded a provision for loan losses of $4.9 million for the three months ended September 30, 2014, compared with $4.2 million for the previous quarter, and $5.2 million for the same period in 2013.

Nonperforming loans to total loans was 0.98% at September 30, 2014, up from 0.96% at June 30, 2014 and down from 0.99% at December 31, 2013.  For the originated portfolio, nonperforming loans to loans was 0.83% at September 30, 2014, up slightly from 0.81% for the prior quarter, and down from 0.84% at December 31, 2013.  Past due loans as a percentage of total loans was 0.65% for the third quarter of 2014, up from 0.57% for the second quarter of 2014, and down from 0.77% as of December 31, 2013.   For the originated portfolio, past due loans as a percentage of loans was 0.70% for the third quarter of 2014, up from 0.59% for the second quarter of 2014, and down from 0.83% as of December 31, 2013.

The allowance for loan losses totaled $69.3 million at September 30, 2014, down slightly from $69.5 million at June 30, 2014 and $69.4 million at December 31, 2013.  The allowance for loan losses as a percentage of loans was 1.24% (1.38% excluding acquired loans) at September 30, 2014, compared to 1.25% (1.44% excluding acquired loans) at June 30, 2014 and 1.28% (1.55% excluding acquired loans) at December 31, 2013.

Balance Sheet

Total assets were $7.9 billion at September 30, 2014, up $214.9 million or 2.8% from December 31, 2013.  Loans were $5.6 billion at September 30, 2014, up $180.3 million (4.5% annualized growth) from December 31, 2013 primarily due to increases in our indirect, residential and commercial real estate portfolios.  During the third quarter of 2014, the Company transferred approximately $340 million in securities from the available for sale portfolio to the held to maturity portfolio.  Total deposits were $6.3 billion at September 30, 2014, up $427.7 million from December 31, 2013.  Stockholders’ equity was $857.4 million, representing a total equity-to-total assets ratio of 10.90% at September 30, 2014, compared with $816.6 million or a total equity-to-total assets ratio of 10.67% at December 31, 2013.

Stock Repurchase Program

The Company purchased 3,288 shares of its common stock during the nine months ended September 30, 2014 at an average price of $22.02 per share under a previously announced plan.  As of September 30, 2014, there were 996,712 shares available for repurchase under this plan, which expires on December 31, 2014.  On October 27, 2014, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2016.

Dividend

The NBT Board of Directors declared a 2014 fourth-quarter cash dividend of $0.21 per share at a meeting held today. The dividend will be paid on December 15, 2014 to shareholders of record as of December 1, 2014.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.9 billion at September 30, 2014.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in upstate New York, northeastern Pennsylvania, northwestern Vermont, western Massachusetts, southern New Hampshire, and southern Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014			2013
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$10,912	$27,640	$18,009	$17,925	$19,257
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(25)	(9)	(5)	(9)	(228)
Adj: Other adjustments (net of tax) (1)	83	(315)	430	402	110
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	-	(11,168)	-	-	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	8,833	2,925	-	-	-
Plus: Merger related expenses (net of tax)	-	-	-	59	224
Total Adjustments	8,891	(8,567)	425	452	106
Core net income	$19,803	$19,073	$18,434	$18,377	$19,363

Profitability:
Core Diluted Earnings Per Share	$0.45	$0.43	$0.42	$0.42	$0.44
Diluted Earnings Per Share	$0.25	$0.62	$0.41	$0.41	$0.44
Weighted Average Diluted Common Shares Outstanding	44,405,357	44,363,787	44,296,445	44,121,102	44,135,114
Core Return on Average Assets (2)	1.01%	0.99%	0.98%	0.96%	1.02%
Return on Average Assets (2)	0.55%	1.43%	0.95%	0.94%	1.01%
Core Return on Average Equity (2)	9.19%	9.06%	9.02%	9.04%	9.67%
Return on Average Equity (2)	5.06%	13.12%	8.81%	8.81%	9.62%
Core Return on Average Tangible Common Equity (2)(4)	14.35%	14.27%	14.48%	14.77%	15.95%
Return on Average Tangible Common Equity (2)(4)	8.15%	20.43%	14.16%	14.42%	15.86%
Net Interest Margin (2)(3)	3.61%	3.60%	3.63%	3.61%	3.65%

Nine Months Ended September 30,

Reconciliation of Non-GAAP Financial Measures:	2014	2013
Reported net income (GAAP)	$56,561	$43,822
Adj: Gain on sale of securities, net (net of tax)	(39)	(981)
Adj: Other adjustments (net of tax) (6)	198	110
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	(11,168)	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	11,758	-
Plus: Merger related expenses (net of tax)	-	8,529
Total Adjustments	749	7,658
Core net income	$57,310	$51,480

Profitability:
Core Diluted Earnings Per Share	$1.29	$1.23
Diluted Earnings Per Share	$1.28	$1.05
Weighted Average Diluted Common Shares Outstanding	44,353,318	41,768,796
Core Return on Average Assets (2)	0.99%	0.96%
Return on Average Assets (2)	0.98%	0.82%
Core Return on Average Equity (2)	9.09%	9.20%
Return on Average Equity (2)	8.97%	7.83%
Core Return on Average Tangible Common Equity (2)(5)	14.36%	14.75%
Return on Average Tangible Common Equity (2)(5)	14.18%	12.64%
Net Interest Margin (2)(3)	3.61%	3.67%

(1)	Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2013
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2014			2013
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Average stockholders' equity	$855,164	$844,707	$828,588	$806,791	$794,273
Less: average goodwill and other intangibles	285,993	287,366	290,019	291,659	292,271
Average tangible common equity	$569,171	$557,341	$538,569	$515,132	$502,002

(5)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2014	2013
Average stockholders' equity	$843,005	$748,277
Less: average goodwill and other intangibles	287,778	262,277
Average tangible common equity	$555,227	$486,000

(6)	Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2013.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014			2013
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance Sheet Data:
Securities Available for Sale	$1,044,502	$1,378,799	$1,377,585	$1,364,881	$1,385,734
Securities Held to Maturity	459,620	125,965	117,896	117,283	118,259
Net Loans	5,517,757	5,504,954	5,412,591	5,337,361	5,297,047
Total Assets	7,867,031	7,869,512	7,753,129	7,652,175	7,668,903
Total Deposits	6,314,939	6,042,588	6,068,898	5,890,224	6,003,138
Total Borrowings	607,889	886,799	766,753	866,061	783,439
Total Liabilities	7,009,591	7,012,371	6,920,927	6,835,606	6,873,344
Stockholders' Equity	857,440	857,141	832,202	816,569	795,559

Asset Quality:
Nonaccrual Loans	$50,531	$51,234	$51,464	$49,965	$41,418
90 Days Past Due and Still Accruing	4,022	2,186	2,700	3,737	3,286
Total Nonperforming Loans	54,553	53,420	54,164	53,702	44,704
Other Real Estate Owned	1,497	1,953	2,564	2,904	3,626
Total Nonperforming Assets	56,050	55,373	56,728	56,606	48,330
Allowance for Loan Losses	69,334	69,534	69,434	69,434	70,184

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.24%	1.25%	1.27%	1.28%	1.31%
Total Nonperforming Loans to Total Loans	0.98%	0.96%	0.99%	0.99%	0.83%
Total Nonperforming Assets to Total Assets	0.71%	0.70%	0.73%	0.74%	0.63%
Allowance for Loan Losses to Total Nonperforming Loans	127.09%	130.16%	128.19%	129.29%	157.00%
Past Due Loans to Total Loans	0.65%	0.57%	0.57%	0.77%	0.70%
Net Charge-Offs to Average Loans (3)	0.36%	0.30%	0.27%	0.44%	0.46%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.38%	1.44%	1.51%	1.55%	1.60%
Nonperforming Loans to Loans	0.83%	0.81%	0.82%	0.84%	0.85%
Allowance for Loan Losses to Nonperforming Loans	166.69%	177.01%	183.29%	184.96%	188.66%
Past Due Loans to Loans	0.70%	0.59%	0.62%	0.83%	0.74%

Capital:
Equity to Assets	10.90%	10.89%	10.73%	10.67%	10.37%
Book Value Per Share	$19.62	$19.61	$19.09	$18.77	$18.38
Tangible Book Value Per Share (2)	$13.09	$13.06	$12.48	$12.09	$11.64
Tier 1 Leverage Ratio	9.20%	9.23%	9.05%	8.93%	8.79%
Tier 1 Capital Ratio	12.03%	11.95%	11.81%	11.74%	11.46%
Total Risk-Based Capital Ratio	13.26%	13.20%	13.06%	12.99%	12.71%
Common Stock Price (End of Period)	$22.52	$24.02	$24.46	$25.90	$22.98

(1)	Excludes acquired loans
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	Annualized

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	September 30,	December 31,
ASSETS	2014	2013
Cash and due from banks	$169,905	$157,625
Short term interest bearing accounts	4,630	1,301
Securities available for sale, at fair value	1,044,502	1,364,881
Securities held to maturity (fair value of $454,787 and $113,276 at September 30, 2014 and December 31, 2013, respectively)
Trading securities	7,622	5,779
Federal Reserve and Federal Home Loan Bank stock	34,652	46,864
Loans	5,587,091	5,406,795
Less allowance for loan losses	69,334	69,434
Net loans	5,517,757	5,337,361
Premises and equipment, net	89,023	88,327
Goodwill	263,634	264,997
Intangible assets, net	21,543	25,557
Bank owned life insurance	117,102	114,966
Other assets	137,041	127,234
TOTAL ASSETS	$7,867,031	$7,652,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,724,134	$1,645,641
Savings, NOW, and money market	3,514,155	3,223,441
Time	1,076,650	1,021,142
Total deposits	6,314,939	5,890,224
Short-term borrowings	375,637	456,042
Long-term debt	131,056	308,823
Junior subordinated debt	101,196	101,196
Other liabilities	86,763	79,321
Total liabilities	7,009,591	6,835,606

Total stockholders' equity	857,440	816,569

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,867,031	$7,652,175

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest, fee and dividend income:
Loans	$61,173	$61,773	$181,747	$177,499
Securities available for sale	6,095	6,520	19,464	18,803
Securities held to maturity	1,353	804	2,904	1,877
Other	513	472	1,552	1,363
Total interest, fee and dividend income	69,134	69,569	205,667	199,542
Interest expense:
Deposits	3,498	3,999	9,782	12,445
Short-term borrowings	262	232	702	341
Long-term debt	1,067	2,561	5,709	9,196
Junior subordinated debt	544	551	1,620	1,539
Total interest expense	5,371	7,343	17,813	23,521
Net interest income	63,763	62,226	187,854	176,021
Provision for loan losses	4,885	5,198	12,647	17,258
Net interest income after provision for loan losses	58,878	57,028	175,207	158,763
Noninterest income:
Insurance and other financial services revenue	6,179	6,038	18,510	18,686
Service charges on deposit accounts	4,519	5,055	13,285	14,311
ATM and debit card fees	4,440	4,276	12,869	11,562
Retirement plan administration fees	3,272	3,062	9,167	8,701
Trust	4,758	4,345	14,157	11,957
Bank owned life insurance income	1,095	913	3,455	2,648
Net securities gains	38	329	59	1,413
Gain on the sale of Springstone investment	-	-	19,401	-
Other	2,376	3,129	8,078	8,635
Total noninterest income	26,677	27,147	98,981	77,913
Noninterest expense:
Salaries and employee benefits	28,933	29,267	89,609	85,474
Occupancy	5,211	5,262	16,872	15,458
Data processing and communications	4,029	4,059	12,045	11,368
Professional fees and outside services	3,695	3,202	10,862	9,340
Equipment	3,199	2,988	9,447	8,480
Office supplies and postage	1,733	1,640	5,221	4,886
FDIC expenses	1,135	1,285	3,642	3,688
Advertising	403	722	1,868	2,445
Amortization of intangible assets	1,275	1,346	3,821	3,548
Loan collection and other real estate owned	705	886	2,546	2,025
Merger related	-	326	-	12,276
Prepayment penalties on long term debt	13,348	-	17,902	-
Other operating	5,401	5,303	15,485	14,453
Total noninterest expense	69,067	56,286	189,320	173,441
Income before income taxes	16,488	27,889	84,868	63,235
Income taxes	5,576	8,632	28,307	19,413
Net income	$10,912	$19,257	$56,561	$43,822
Earnings Per Share:
Basic	$0.25	$0.44	$1.29	$1.06
Diluted	$0.25	$0.44	$1.28	$1.05

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2014			2013
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Loans	$61,173	$60,559	$60,015	$61,173	$61,773
Securities available for sale	6,095	6,612	6,757	6,707	6,520
Securities held to maturity	1,353	783	768	783	804
Other	513	502	537	518	472
Total interest, fee and dividend income	69,134	68,456	68,077	69,181	69,569
Interest expense:
Deposits	3,498	3,000	3,284	3,845	3,999
Short-term borrowings	262	209	231	174	232
Long-term debt	1,067	2,135	2,507	2,559	2,561
Junior subordinated debt	544	538	538	545	551
Total interest expense	5,371	5,882	6,560	7,123	7,343
Net interest income	63,763	62,574	61,517	62,058	62,226
Provision for loan losses	4,885	4,166	3,596	5,166	5,198
Net interest income after provision for loan losses	58,878	58,408	57,921	56,892	57,028
Noninterest income:
Insurance and other financial services revenue	6,179	5,594	6,737	5,761	6,038
Service charges on deposit accounts	4,519	4,397	4,369	4,996	5,055
ATM and debit card fees	4,440	4,357	4,072	3,996	4,276
Retirement plan administration fees	3,272	2,977	2,918	2,796	3,062
Trust	4,758	4,953	4,446	4,725	4,345
Bank owned life insurance income	1,095	978	1,382	1,145	913
Net securities gains	38	14	7	13	329
Gain on the sale of Springstone investment	-	19,401	-	-	-
Other	2,376	3,356	2,346	1,870	3,129
Total noninterest income	26,677	46,027	26,277	25,302	27,147
Noninterest expense:
Salaries and employee benefits	28,933	31,142	29,534	28,106	29,267
Occupancy	5,211	5,435	6,226	5,262	5,262
Data processing and communications	4,029	4,015	4,001	3,985	4,059
Professional fees and outside services	3,695	3,752	3,415	3,969	3,202
Equipment	3,199	3,132	3,116	3,013	2,988
Office supplies and postage	1,733	1,803	1,685	1,677	1,640
FDIC expenses	1,135	1,229	1,278	1,272	1,285
Advertising	403	726	739	759	722
Amortization of intangible assets	1,275	1,236	1,310	1,324	1,346
Loan collection and other real estate owned	705	801	1,040	594	886
Merger	-	-	-	88	326
Prepayment penalties on long term debt	13,348	4,554	-	-	-
Other operating	5,401	4,911	5,173	5,437	5,303
Total noninterest expense	69,067	62,736	57,517	55,486	56,286
Income before income taxes	16,488	41,699	26,681	26,708	27,889
Income taxes	5,576	14,059	8,672	8,783	8,632
Net income	$10,912	$27,640	$18,009	$17,925	$19,257
Earnings per share:
Basic	$0.25	$0.63	$0.41	$0.41	$0.44
Diluted	$0.25	$0.62	$0.41	$0.41	$0.44

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2014		Q2 - 2014		Q1 - 2014		Q4 - 2013		Q3 - 2013
ASSETS:
Short-term interest bearing accounts	$4,791	0.54%	$3,915	0.76%	$2,733	1.02%	$4,798	0.81%	$1,955	1.73%
Securities available for sale (1)(2)	1,263,375	2.01%	1,376,314	2.05%	1,381,744	2.11%	1,383,273	2.05%	1,387,714	2.00%
Securities held to maturity (1)	234,403	2.84%	121,042	3.43%	116,613	3.52%	117,574	3.47%	118,781	3.54%
Investment in FRB and FHLB Banks	39,459	5.06%	42,965	4.63%	43,596	4.94%	41,115	4.92%	43,895	4.20%
Loans (3)	5,563,206	4.38%	5,517,315	4.42%	5,425,938	4.50%	5,369,474	4.54%	5,309,446	4.63%
Total interest earning assets	$7,105,234	3.91%	$7,061,551	3.94%	$6,970,624	4.01%	$6,916,234	4.02%	$6,861,791	4.08%
Other assets	697,814		680,059		679,246		680,435		671,482
Total assets	$7,803,048		$7,741,610		$7,649,870		$7,596,669		$7,533,273

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,452,287	0.19%	$1,441,284	0.15%	$1,411,444	0.15%	$1,419,458	0.15%	$1,360,067	0.15%
NOW deposit accounts	927,026	0.05%	960,698	0.06%	932,528	0.05%	925,544	0.13%	877,387	0.13%
Savings deposits	1,025,795	0.07%	1,040,528	0.07%	1,000,029	0.07%	973,650	0.08%	984,093	0.09%
Time deposits	1,032,370	0.96%	971,595	0.88%	999,579	0.99%	1,042,710	1.07%	1,081,549	1.09%
Total interest bearing deposits	$4,437,478	0.31%	$4,414,105	0.27%	$4,343,580	0.31%	$4,361,362	0.35%	$4,303,096	0.37%
Short-term borrowings	447,761	0.23%	383,480	0.22%	398,951	0.24%	338,476	0.20%	383,238	0.24%
Junior subordinated debentures	101,196	2.13%	101,196	2.13%	101,196	2.16%	101,196	2.14%	101,196	2.16%
Long-term debt	170,223	2.49%	290,791	2.95%	308,760	3.29%	308,969	3.29%	309,069	3.29%
Total interest bearing liabilities	$5,156,658	0.41%	$5,189,572	0.45%	$5,152,487	0.52%	$5,110,003	0.55%	$5,096,599	0.57%
Demand deposits	1,708,632		1,620,488		1,589,865		1,595,145		1,559,506
Other liabilities	82,594		86,843		78,930		84,730		82,896
Stockholders' equity	855,164		844,707		828,588		806,791		794,272
Total liabilities and stockholders' equity	$7,803,048		$7,741,610		$7,649,870		$7,596,669		$7,533,273

Interest rate spread		3.50%		3.49%		3.49%		3.47%		3.51%
Net interest margin		3.61%		3.60%		3.63%		3.61%		3.65%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Nine Months ended September 30,	2014			2013
ASSETS:
Short-term interest bearing accounts	$3,821	$21	0.73%	$39,191	$107	0.36%
Securities available for sale (1)(2)	1,340,044	20,614	2.06%	1,338,637	20,207	2.02%
Securities held to maturity (1)	157,784	3,727	3.16%	78,291	2,665	4.55%
Investment in FRB and FHLB Banks	41,992	1,531	4.88%	36,947	1,261	4.56%
Loans and leases (3)	5,502,656	182,383	4.43%	5,018,022	178,177	4.75%
Total interest earning assets	$7,046,297	$208,276	3.95%	$6,511,088	$202,417	4.16%
Other assets	685,861			644,332
Total assets	$7,732,158			$7,155,420

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,435,155	1,748	0.16%	$1,318,304	$1,462	0.15%
NOW deposit accounts	940,064	384	0.05%	868,167	1,174	0.18%
Savings deposits	1,022,212	551	0.07%	914,255	581	0.08%
Time deposits	1,001,301	7,099	0.95%	1,078,165	9,228	1.14%
Total interest bearing deposits	$4,398,732	$9,782	0.30%	$4,178,891	$12,445	0.40%
Short-term borrowings	410,242	702	0.23%	261,428	341	0.17%
Trust preferred debentures	101,196	1,620	2.14%	94,965	1,539	2.17%
Long-term debt	256,084	5,709	2.98%	348,715	9,196	3.53%
Total interest bearing liabilities	$5,166,254	$17,813	0.46%	$4,883,999	$23,521	0.64%
Demand deposits	1,640,097			1,446,802
Other liabilities	82,802			76,342
Stockholders' equity	843,005			748,277
Total liabilities and stockholders' equity	$7,732,158			$7,155,420
Net interest income (FTE)		190,463			178,896
Interest rate spread			3.49%			3.52%
Net interest margin			3.61%			3.67%
Taxable equivalent adjustment		2,609			2,875
Net interest income		$187,854			$176,021

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2014			2013
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Residential real estate mortgages	$1,100,139	$1,073,207	$1,056,793	$1,041,637	$1,028,158
Commercial	862,098	895,128	878,152	859,026	849,095
Commercial real estate mortgages	1,411,689	1,378,065	1,347,940	1,328,313	1,302,978
Real estate construction and development	75,874	94,019	99,295	93,247	116,662
Agricultural and agricultural real estate mortgages	108,246	109,035	110,815	112,035	110,113
Consumer	1,447,918	1,435,643	1,387,221	1,352,638	1,327,203
Home equity	581,127	589,391	601,809	619,899	633,022
Total loans	$5,587,091	$5,574,488	$5,482,025	$5,406,795	$5,367,231